UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

GENERAL METALS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 Sierra Rose Drive, Suite 1, Reno NV 89511 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (775) 583-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 8, 2011, the Company issued an aggregate of 3,210,790 units at a purchase prices ranging from  $0.04 per unit to $0.0475 per unit for gross proceeds of $134,400 to nine (9) subscribers.  Each unit consists of one share of common stock and one non-transferable common share purchase warrants, each warrant exercisable for a period of twelve months at an exercise price of $0.075.  All nine subscribers are U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933 (the “Securities Act”)) relying upon the exemption from registration requirements as provided in Section 4(2) of the Securities Act and Section 506 of Regulation D thereunder.  Also on March 8, 2010, the Company issued and aggregate 1,650,000 shares for services provided to the Company with a total value of $69,400 to three (3) independent contractors.

ITEM 7.01 REGULATION FD DISCLOSURE.

Attached as Exhibit 99.1 is the press release filed in connection with the private placement.  The information in Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press release dated March 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

Dated: March 11, 2011	By:	/s/ Daniel J. Forbush
Name: Daniel J. Forbush
Title: President, CEO, CFO and Director

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 11, 2011.